EX 3.1

RESTATED  ARTICLES OF  INCORPORATION  AS AMENDED  (INCORPORATED  BY REFERENCE TO
EXHIBIT  3(a) TO THE  REGISTRANT'S  FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30,
1985)

FILED IN THE OFFICE OF THE SECRETARY OF STATE OF TEXAS OCT 1 1984 CLERK IIS CORPORATIONS SECTION

                          ARTICLES OF AMENDMENT TO THE

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                         UNITED SERVICES ADVISORS, INC.

     Pursuant to the provisions of the Texas Business Corporation Act. the undersigned Corporation hereby adopts the following Articles of Amendment to its Restated Articles of Incorporation.

                                    ARTICLE I

     The name of the Corporation is United Services Advisors, Inc.

                                   ARTICLE II

     The following amendments to the Restated Articles of Incorporation were adopted by the shareholders of the Corporation on the 28th day of September 1984.

     The amendments delete the provisions of Article Four and add new paragraphs in substitution therefor, which provide for an increase in the authorized number of shares of the two classes of common stock, a stock split, an authorization for the issuance of preferred stock, and a broadening of the restriction against preemptive rights to include holders of both common and preferred shares. The Restated Articles of Incorporation are hereby amended as follows:

     Article Four of the Restated Articles of Incorporation is hereby amended by deleting said Article Four in its entirety and by substituting as a new Article Four the following:

                                  "ARTICLE FOUR

"1. GENERAL. The corporation is authorized to issue one class of Preferred Stock and two classes of Common Stock, one designated Class A Common Stock and the other designated Class B Common Stock. The total number of shares which the corporation is authorized to issue is 15,000,000 shares. The number of shares of Preferred Stock authorized is 5,000,000 shares, and the par value of each such share is $1.00. The number of shares of Class A Common Stock authorized is 4,000,000, and the par value of each such shares if $0.05. The number of shares of Class B Common Stock authorized is 6,000,000 and the par value of each such share is $0.05.

"2. PREFERRED STOCK.

     "2.1 AUTHORIZATION OF DIRECTORS TO DETERMINE  CERTAIN RIGHTS.  The Board of
          Directors is authorized, from time to time, to divide the preferred Stock into Series, to designate each Series, to fix and determine separately for each Series any one or more of the following relative rights and preferences, and to issue shares of any Series then or previously designated, fixed and determined:

          "(A) the rate of dividend;

          "(B) the price at and the terms and conditions on which shares may be redeemed;

          "(C) the  amount   payable   upon  shares  in  event  of   involuntary
               liquidation;

          "(D) the amount payable upon shares in event of voluntary liquidation;

          "(E) sinking fund provisions (if any) for the redemption or purchase of shares;

          "(F) the terms and conditions on which shares may be converted if the shares of any Series are issued with the privilege of conversion; and

          "(G) voting rights (including the number of votes per share, the matters on which the shares can vote, and the contingencies which make the voting rights effective.)

     "2.2. PREFERENCES, POWERS, LIMITATIONS AND RELATIVE RIGHTS.

          "(A")GENERAL. Except as provided in this Article Four, all shares of Preferred Stock shall have preferences, limitations, and relative rights identical with each other. Except as otherwise expressly provided by law, shares of Preferred Stock shall have only the preferences and relative rights expressly stated in this Article Four.

          "(B) DIVIDENDS.

               "(1) AMOUNT;  TIME. The Preferred  Stock at the time  outstanding shall be entitled to receive, when and as declared by the Board of Directors, out of any funds legally available therefor, dividends at the rate fixed by the Board of Directors (pursuant to paragraph 2.1 above), and no more, payable semi-annually on the 15th day of January and July each year.

               "(2) CUMULATIVITY.   Dividends  on   Preferred   Stock  shall  be
                    cumulative from date of issue. Cumulations of dividends shall not bear interest.

               "(3) PRIORITY OVER COMMON; RESTRICTION ON PURCHASES OF COMMON. No
                    dividend shall be declared or paid on any class of Common Stock, and no shares of any class of Common Stock shall be purchased by the corporation, unless full dividends on outstanding Preferred Stock for all past dividend periods and for the current dividend period shall have been declared and paid.

               "(4) PARITY AMONG  SERIES.  No dividend  shall be declared on any
                    Series of Preferred Stock: (a) for any dividend period unless all dividends cumulated for all prior dividend periods shall have been declared or shall then be declared at the same time upon all Preferred Stock then outstanding; of (b( unless a dividend for the same period shall be declared at the same time upon all Preferred Stock then outstanding in like proportion to the dividend rate then declared.

          "(C) LIQUIDATION PREFERENCE. In event of dissolution,  liquidation, or winding up of the corporation (whether voluntary or involuntary), after payment or provision for payment of debts but before any distribution to the holders of shares of any class of Common
               Stock, the holders of each Series of Preferred Stock then outstanding shall be entitled to receive the amount fixed by the Board of Directors (pursuant to paragraph 2.1 above) plus a sum equal to all cumulated but unpaid dividends (whether or not earned or declared) to the date fixed for distribution, and no more. All remaining assets shall be distributed pro rata among the holders of the shares of Class A Common Stock and Class B Common Stock. If the assets distributable among the holders of Preferred Stock are insufficient to permit full payment to them, the entire assets shall be distributed among the holders of the Preferred Stock in proportion to their respective liquidation preferences. None of the following events is a dissolution, liquidation, or winding up within the meaning of this paragraph: consolidation, merger, or reorganization of the corporation with any other corporation or corporations, sale of all or substantially all the assets of the corporation, or any purchase or redemption by the corporation of any of its outstanding shares.

          "(D) REDEMPTION.

               "(1) RIGHT;  METHOD. All or any part of any one or more Series of
                    Preferred Stock may be redeemed at any time or times at the option of the corporation, by resolution of the Board of Directors, in accordance with the terms and conditions of this Article Four and those fixed by the Board of Directors (pursuant to paragraph 2.1 above). The corporation may redeem shares of any one or more Series without redeeming shares of any other Series. If less than all the shares of any Series are to be redeemed, the shares of the Series to be redeemed shall be selected ratably or any lot or by any other equitable method determined by the Board of Directors.

               "(2) NOTICE. Notice shall be given to the holders of shares to be redeemed, either personally or by mail, not less than twenty
                    (20) nor more than fifty (50) days before the date fixed for redemption.

               "(3) PAYMENT.  Redeemed  shares shall be paid in cash, the amount fixed by the Board of Directors (pursuant to paragraph 2.1 above) plus a sum equal to all cumulated by unpaid dividends (whether or not earned or declared) to the date fixed for redemption, and no more.

               "(4) PROVISION  FOR  PAYMENT.  On or  before  the date  fixed for redemption, the corporation may provide for payment of a sum sufficient to redeem the shares called for redemption either
                    (i) by setting aside the sum, separate from its other funds, in trust for the benefit of the holders of the shares to be redeemed, or (ii) by depositing such sum in a bank or trust company (either one in Texas having capital and surplus of at least Ten Million Dollars [$10,000,000] according to its latest statement of condition, or one anywhere in the United States duly appointed and acting as transfer agent of the corporation) as a trust fund, with irrevocable instructions and authority to the bank or trust company to give of complete the notice of redemption and to pay, on or after the date fixed for redemption, the redemption price on surrender of their respective share certificates. The holders may be evidenced by a list certified by the corporation (by its president or a vice president and by its secretary or an assistant secretary) or by its transfer agent. If the corporation so provides for payment, then from and after the date fixed for redemption: (a) the shares shall be deemed to be redeemed, (b) dividends thereon shall cease to accrue, (C)such setting aside or deposit shall be deemed to constitute full payment for the shares, (d) the shares shall no longer be deemed to be outstanding, (e) the holders thereof shall cease to be shareholders with respect to such shares, and (f) the holders shall have no rights with respect thereto except the right to receive (without interest) their proportionate shares of the funds so set aside or deposited upon surrender of their respective certificates, and any right to convert such shares which may exist. Any interest accrued on funds so set aside or deposited shall belong to the corporation. If the holders of the shares do not, within six (6) years after such deposit, claim any amount so deposited for redemption thereof, the bank or trust company shall upon demand pay over to the corporation the balance of the funds so deposited, and the bank or trust company shall thereupon be relieved of all responsibility to such holders.

               "(5) STATUS OF REDEEMED  SHARES.  Shares of Preferred Stock which are redeemed shall be canceled and shall be restored to the status of authorized but unissued shares.

          "(E) PURCHASE. Except as specified in paragraph 2.2B(3) nothing herein shall limit the right of the corporation to purchase any of its outstanding shares of Preferred Stock in accordance with law, by public or private transaction.

          "(F")VOTING. Except as fixed by the Board of Directors (pursuant to paragraph 2.1 above), and except as otherwise expressly provided by law, all voting power shall be in the Class A Common Stock as provided for in paragraph 3.2A below, and none in the Preferred Stock. Where Preferred Stock as a class has voting power, all Series of Preferred Stock shall be a single class.

"3. COMMON STOCK.

     "3.1.PREFERENCES,  POWERS, LIMITATIONS, AND RELATIVE RIGHTS. Class A Common
          Stock and Class B Common Stock shall have the same powers, preferences and rights except as limited in this Article Four.

     "3.2.CLASS A COMMON STOCK.

          "(A) VOTING POWERS. The holders of shares of Class A Common Stock shall have full voting rights at any annual or special meeting of the shareholders and as provided for in the Texas Business Corporation Act.

          "(B) CONVERSION RIGHTS. Shares of Class A Common Stock shall be convertible, at the option of the respective holders thereof, into shares of Class B Common Stock on a share-for-share basis, at any time.

          "(C) AUTHORIZED  SHARES AND PAR VALUE. The number of shares of Class A
               Common Stock authorized shall be 4,000,000 shares, each such share having a par value of $0.05 per share.

          "(D) PURCHASE. The corporation has the right to purchase any of its outstanding shares of Class A Common Stock in accordance with law, by public or private transaction.

     "3.3. CLASS B COMMON STOCK.

          "(A) VOTING POWERS. The holders of shares of Class B Common Stock shall have no power to vote at any annual or special meeting of the shareholders, except as may be required by the Texas Business Corporation Act.

          "(B) NO CONVERSION RIGHTS. Shares of Class B Common Stock shall not be convertible into shares of Class A Common Stock.

          "(C) AUTHORIZED  SHARES AND PAR VALUE. The number of shares of Class B
               Common Stock authorized shall be 6,000,000 shares, each such share having a par value of $0.05 per share.

          "(D) PURCHASE. The corporation has the right to purchase any of its outstanding shares of Class B Common Stock in accordance with law, by public or private transaction.

"4. DENIAL OF PREEMPTIVE RIGHTS. No holder of shares of any class of the corporation, Preferred or Common, shall have any preemptive right to subscribe for or acquire additional shares of the corporation of the same or any other class, whether such shares shall be hereby or hereafter authorized; and no holder of shares of any class of the corporation shall have any right to acquire any shares which may be held in the treasury of the corporation. All such additional or treasury shares may be sold for such consideration, at such time, and to such person or persons as the Board of Directors may from time to time determine."

                                   ARTICLE III

     Each such amendment made by these Articles of Amendment to the Restated Articles of Incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act, and such amendments were duly adopted by the shareholders of the Corporation on SEPTEMBER 28, 1994.

                                   ARTICLE IV

     The number of shares entitled to vote on the amendments made by these Articles of Amendment to the Restated Articles of Incorporation, the same constituting all of the outstanding shares of the Corporation, was 1,069,068 shares of Class A Common Stock. The number of shares of Class A Common Stock which voted for such amendment was 809,822, and the number of shares of Class A Common Stock which voted against such amendment was 376.

                                    ARTICLE V

     Any exchange, reclassification or cancellation of issued shares provided for in the amendments shall be effected in the following manner:

     Each outstanding shares of Class A Common Stock, of par value of $0.10 per share, shall become two (2) shares of Class A Common Stock, par value $0.05 per share, effective upon the issuance by the Secretary of the State of Texas of the Certificate of Amendment to the Restated Articles of Incorporation, whereupon each outstanding certificate which, prior to the time of issuance of such Certificate of Amendment to the Restated Articles of Incorporation, represented shares of Class A Common Stock, par value $0.10 per share, shall evidence for all purposes two times the number of shares evidenced by said certificate of Class A Common Stock, par value $0.05 per share, of the corporation.

                                   ARTICLE VI

     The amendments do not effect a change in the amount of stated  capital.

     IN WITNESS WHEREOF, we have hereunto set our hands this the 28th day of September, 1984.

                                       UNITED SERVICES ADVISORS, INC.

                                       /S/ CLARK AYLSWORTH PRES)
                                       ------------------------------
                                       Clark Aylsworth, President

                                       /S/ MARY JANE WEBER
                                       ------------------------------
                                       Mary Jane Weber, Secretary

THE STATE OF TEXAS    ss.

COUNTY OF BEXAR       ss.

     Before me, a notary public, on this day personally appeared CLARK AYLSWORTH and MARY JANE WEBER, known to me to be the persons whose names are subscribed to the foregoing document, and being by me first duly sworn, declared that the statements therein contained are true and correct.

     Given  under my hand and seal of office this 28th day of  September,  A.D.,
1984

                                       /S/ T. DREW CAUTHORN
                                       ------------------------------
                                       Notary Public in and for
                                       The State of Texas
                                       My commission expires:
                                       8/23/88